[GRAPHIC OMITTED]


                                                          XL CAPITAL LTD
                                                          XL House
                                                          One Bermudiana Road
                                                          P. O. Box HM 2245
                                                          Hamilton HM JX
                                                          Bermuda

                                                          Phone: (441) 292-8515
                                                          Fax:   (441) 292-5280
NEWS RELEASE


Contact:   Gavin R. Arton                                  Roger R. Scotton
           Investor Relations                              Media Contact
           (441) 294-7104                                  (441) 294-7165



                XL CAPITAL LTD REPORTS THIRD QUARTER 2003 RESULTS

              NET INCOME $99.0 MILLION, OR $0.71 PER ORDINARY SHARE

HAMILTON, BERMUDA, October 29, 2003 -- XL Capital Ltd ("XL" or the "Company") (NYSE: XL) today reported net income available to ordinary shareholders for the quarter ended September 30, 2003 of $99.0 million, or $0.71 per ordinary share. This result includes the impact of a previously announced $184 million pre-tax ($160 million after-tax) charge for adverse development primarily due to newly reported casualty reinsurance claims for the 1997 to 2000 underwriting years. Net income for the prior year was $184.1 million, or $1.34 per ordinary share, in the third quarter of 2002. `Net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax' for the third quarter of 2003 was $124.1 million, or $0.90 per ordinary share, compared with $216.6 million, or $1.58 per ordinary share, for the quarter ended September 30, 2002. `Net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax' is a non-GAAP measure. See below for a reconciliation of this measure to net income available to ordinary shareholders.

Commenting on the third quarter 2003 results, Brian M. O'Hara, President and Chief Executive Officer of XL, stated, "We had strong current underwriting year results in all three of our business segments, despite the previously announced $184 million pre tax charge we took in our North

American casualty reinsurance operations in the quarter. Absent this charge, our combined ratio was 87%, which demonstrates the quality underwriting currently being carried out in today's favorable market environment."

For the nine months ended September 30, 2003, net income available to ordinary shareholders was $686.5 million, or $4.97 per ordinary share, compared with $181.8 million, or $1.32 per ordinary share, in the nine months ended September 30, 2002 which included $200 million related to the development of September 11th event and $239.1 million in net realized losses on investments. `Net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax' for the nine months ended September 30, 2003 was $642.9 million, or $4.65 per ordinary share, compared with $450.6 million, or $3.28 per ordinary share, for the nine months ended September 30, 2002. See below for the reconciliation of `net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax' to net income available to ordinary shareholders.

Total assets as of September 30, 2003 were $39.6 billion compared with $35.6 billion as of December 31, 2002. Book value per ordinary share as at September 30, 2003 was $50.15 compared with $44.48 as at December 31, 2002.

Summary unaudited consolidated financial data for the quarter and nine months ended September 30, 2003 and 2002, respectively, are set forth below (in millions, except per share amounts):


                                                                THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                    SEPTEMBER 30                    SEPTEMBER 30
                                                           ----------------------------       --------------------------
                                                                    (Unaudited)                      (Unaudited)
                                                               2003             2002             2003             2002
                                                               ----             ----             ----             ----

Gross premiums written                                       $2,289.2         $2,647.7         $7,473.6         $6,990.7
Net premiums written                                          1,717.8          2,116.1          5,778.8          5,413.6

Net premiums earned - General operations                      1,663.7          1,344.7          4,565.1          3,391.9
Net premiums earned - Life and annuity operations                86.4            786.4            249.7            836.1
Net premiums earned - Financial operations                       35.3             16.9             98.1             42.3

Net income                                                     $109.1           $186.5           $716.7           $184.2
Preference dividend                                             (10.1)            (2.4)           (30.2)            (2.4)
                                                           -------------------------------------------------------------
Net income available to ordinary shareholders                   $99.0           $184.1           $686.5           $181.8
                                                           =============================================================

PER ORDINARY SHARE RESULTS:
Net income available to ordinary shareholders                   $0.71            $1.34            $4.97            $1.32
                                                           =============================================================


Gross premiums written for general operations in the third quarter of 2003 were $2.1 billion compared with $1.8 billion in the third quarter of 2002. Net premiums written increased to $1.5 billion from $1.3 billion and net premiums earned rose to $1.7 billion from $1.3 billion in the respective quarters of 2003 and 2002. For the nine months ended September 30, 2003, gross premiums written for general operations were $7.0 billion compared with $6.0 billion in the year ago period. Net premiums written for the first nine months of 2003 were $5.3 billion compared with $4.5 billion a year ago. Net premiums earned were $4.6 billion for the first nine months of 2003 as compared with $3.4 billion for the first nine months of 2002.

Gross premiums written for life and annuity operations in the third quarter of 2003 were $89.0 million compared with $793.1 million in the third quarter of 2002, which included a large life reinsurance contract that contributed approximately $760 million in premiums. Net premiums written for life and annuity operations in the third quarter of 2003 were $84.3 million compared with $787.5 million in the third quarter of 2002 and net premiums earned were $86.4 million in the third quarter of 2003 compared with $786.4 million in the third quarter of 2002. For the nine months ended September 30, 2003, gross premiums written for life operations were $276.2 million compared with $851.6 million in the year ago period. Net premiums written were $245.3 million in the first nine months of 2003 compared with $836.0 million in the first nine months of 2002. Net premiums earned were $249.7 million and $836.1 million in the respective nine month periods of 2003 and 2002.

Gross premiums written for financial operations in the third quarter of 2003 were $91.6 million compared with $42.9 million in the third quarter of 2002. Net premiums written for financial operations in the third quarter of 2003 were $89.6 million compared with $26.2 million in the third quarter of 2002 and net premiums earned were $35.3 million in the third quarter of 2003 compared with $16.9 million in the third quarter of 2002. For the first nine months of 2003 gross premiums written for financial operations were $242.7 million compared with $145.0 million in the year ago period. Net premiums written for financial operations were $238.0 million in the first nine months of 2003 compared with $123.3 million in 2002 and net premiums earned were $98.1 million and $42.3 million in the respective nine month periods of 2003 and 2002.

Net investment income from general operations was $142.2 million in the third quarter of 2003, compared with $153.3 million in 2002's third quarter. Net investment income from life and annuity and financial operations was $48.6 million in the third quarter of 2003 compared with $34.1 million for the quarter ended September 30, 2002. For the first nine months of 2003 net investment income from general operations was $436.3 million compared with $454.2 million in the year ago period. Net investment income from life and annuity and financial operations was $137.0 million in the first nine months of 2003 compared with $79.0 million for the first nine months of 2002.

The Company's equity in the net income of its investment affiliates for the third quarter of 2003 was $26.2 million versus a loss of $2.0 million in the third quarter of 2002. The Company's equity in net income of its insurance and financial affiliates was $12.1 million in the third quarter of 2003 versus a loss of $0.4 million in the third quarter of 2002. The Company's equity in the net income of its investment affiliates for the first nine months of 2003 was $87.3 million versus $38.1 million in the first nine months of 2002. The Company's equity in net loss of its insurance and financial affiliates was $12.5 million in the first nine months of 2003 versus net income of $0.1 million in the first nine months of 2002.

The combined ratio for the Company's general insurance and reinsurance operations was 98.0% in the third quarter of 2003, versus 90.9% in the third quarter of 2002. The loss ratios were 70.3% and 61.6% in the quarters ended September 30, 2003 and 2002, with corresponding expense ratios of 27.7% and

29.3% for the same quarters, respectively. The combined ratio for the Company's general insurance and reinsurance operations was 92.4% in the first nine months of 2003, versus 96.9% in the first nine months of 2002. The loss ratios were 65.1% and 67.5% in the nine months ended September 30, 2003 and 2002, with corresponding expense ratios of 27.3% and 29.4% for the same periods, respectively. In the quarter and nine months ended September 30, 2003, the Company's results were impacted by adverse development for North American casualty reinsurance losses. In the nine months ended September 30, 2002, the Company's results were impacted by adverse development for the September 11 event. The combined ratio excluding the third quarter 2003 casualty losses for the quarter was 86.9% and for the nine months ending September 2003 was 87.7%. For the nine months ending September 2002 excluding the September 11th event loss the combined ratio was 91%.

A live on-line web cast of XL's call with analysts and investors to review the third quarter 2003 results will be held at 10 a.m. Eastern Time on October 30, 2003 at WWW.XLCAPITAL.COM. An unaudited financial information supplement relating to the Company's 2003 and 2002 quarterly and full year results is available on its website: WWW.XLCAPITAL.COM (under "Investor Relations - Financial Information").

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

                                      # # #

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE INHERENT RISKS AND UNCERTAINTIES. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS ABOUT XL'S BELIEFS, PLANS OR EXPECTATIONS, ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE BASED ON CURRENT PLANS, ESTIMATES, AND EXPECTATIONS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS AND THEREFORE YOU SHOULD NOT PLACE UNDUE RELIANCE ON THEM. A NON-EXCLUSIVE LIST OF THE IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENTS INCLUDES THE FOLLOWING: (A) THE RESULTS OF THE RESERVE REVIEW AND CLAIMS AUDITS PREVIOUSLY ANNOUNCED BY XL AND SCHEDULED TO BE COMPLETED IN THE FOURTH QUARTER OF 2003 (B) RATE INCREASES AND IMPROVEMENTS IN TERMS AND CONDITIONS MAY NOT BE AS LARGE OR SUSTAINABLE AS XL IS CURRENTLY PROJECTING; (C) GREATER FREQUENCY OR SEVERITY OF CLAIMS AND LOSS ACTIVITY, INCLUDING AS A RESULT OF NATURAL OR MAN-MADE CATASTROPHIC EVENTS, THAN XL'S UNDERWRITING, RESERVING OR INVESTMENT PRACTICES ANTICIPATE BASED ON HISTORICAL EXPERIENCE OR INDUSTRY DATA; (D) DEVELOPMENTS IN THE WORLD'S FINANCIAL AND CAPITAL MARKETS WHICH ADVERSELY AFFECT THE PERFORMANCE OF XL'S INVESTMENTS AND XL'S ACCESS TO SUCH MARKETS; (E) CHANGES IN GENERAL ECONOMIC CONDITIONS, INCLUDING FOREIGN CURRENCY EXCHANGE RATES, INFLATION AND OTHER FACTORS; AND (F) THE OTHER FACTORS SET FORTH IN XL'S MOST RECENT REPORT ON FORM 10-K, FORM 10-Q AND XL'S OTHER DOCUMENTS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. XL UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY OR REVISE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE DEVELOPMENTS OR OTHERWISE.

                                 XL CAPITAL LTD
                       SUMMARY CONSOLIDATED FINANCIAL DATA
       (In thousands of U.S. dollars, except share and per share amounts)

                                                                              THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                                 SEPTEMBER 30                    SEPTEMBER 30
                                                                                  (Unaudited)                    (Unaudited)
                                                                             2003         2002 (a)          2003         2002 (a)
                                                                             ----         --------          ----         --------
INCOME STATEMENT DATA:
REVENUES:
     Gross premiums written - general, life and annuity and
        financial operations                                               $2,289,241     $2,647,732     $7,473,573     $6,990,665
     Net premiums written - general, life and annuity and financial
        operations                                                          1,717,784      2,116,133      5,778,750      5,413,646

     Net premiums earned - general operations                              $1,663,713     $1,344,681     $4,565,120     $3,391,880
     Net premiums earned - life and annuity operations                         86,428        786,383        249,681        836,073
     Net premiums earned - financial operations                                35,307         16,917         98,087         42,284
     Net investment income - general operations                               142,166        153,270        436,255        454,177
     Net investment income - life and annuity operations                       43,136         26,263        120,829         58,606
     Net investment income - financial operations                               5,461          7,782         16,134         20,402
     Net realized (losses) gains on investments                                (8,693)       (23,086)        80,331       (239,108)
     Net realized and unrealized (losses) gains on derivative instruments     (28,346)         9,484        (26,110)        (5,126)
     Equity in net income (loss) of investment affiliates                      26,240         (1,976)        87,344         38,140
     Fee and other income                                                       3,920         10,082         25,989         38,490
                                                                          -----------    -----------    -----------    -----------
                                                                           $1,969,332     $2,329,800     $5,653,660     $4,635,818
                                                                          -----------    -----------    -----------    -----------
EXPENSES:
Net losses and loss expenses incurred - general operations                 $1,169,664       $828,199     $2,970,210     $2,289,568
Claims and policy benefit reserves - life and annuity operations               99,954        803,741        302,737        870,320
Net losses and loss expenses incurred - financial operations                    3,894          6,006         26,177          9,032
Acquisition costs and operating expenses                                      537,224        440,929      1,460,513      1,126,972
Exchange gains                                                                 (4,076)       (15,382)       (30,130)       (46,952)
Interest expense                                                               49,671         51,815        142,093        133,576
Amortization of intangible assets                                                 375            875          1,125          1,500
                                                                          -----------    -----------    -----------    -----------
                                                                           $1,856,706     $2,116,183     $4,872,725     $4,384,016
                                                                          -----------    -----------    -----------    -----------

Income before minority  interest,  income tax expense and equity in
net (income) loss of insurance and financial affiliates                      $112,626       $213,617       $780,935       $251,802
Minority interest                                                                 763          2,494          5,791          6,528
Income tax expense                                                             14,890         24,286         45,929         61,140
Equity in net (income) loss of insurance and financial affiliates             (12,078)           401         12,487            (47)
                                                                          -----------    -----------    -----------    -----------
Net income                                                                   $109,051       $186,436       $716,728       $184,181
Preference dividend                                                           (10,080)        (2,369)       (30,241)        (2,369)
                                                                          -----------    -----------    -----------    -----------
NET INCOME AVAILABLE TO ORDINARY SHAREHOLDERS                                 $98,971       $184,067       $686,487       $181,812
                                                                          -----------    -----------    -----------    -----------

Weighted average number of ordinary shares and
     ordinary share equivalents: Basic                                        136,826        135,790        136,744        135,551
                               : Diluted                                      138,423        137,349        138,170        137,291

PER SHARE DATA:
     Net income available to ordinary shareholders                              $0.71          $1.34          $4.97          $1.32
                                                                          ===========    ===========    ===========    ===========


NOTE:

a) Certain reclassifications, which have no effect on net income, have been made to prior period results to conform to current presentation.

                                 XL CAPITAL LTD

                       SUMMARY CONSOLIDATED FINANCIAL DATA
       (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                   (UNAUDITED)


                                                       AS AT SEPTEMBER 30,      AS AT DECEMBER 31,
                                                              2003                     2002
                                                       -------------------      ------------------
BALANCE SHEET DATA:

Total investments available for sale                      $19,410,426              $16,059,733

Net payable for investments purchased                         112,219                1,546,276

Cash and cash equivalents                                   2,059,609                3,557,815

Investments in affiliates                                   1,855,989                1,750,005

Intangible assets                                           1,677,726                1,653,700

Total assets                                               39,586,850               35,647,369

Unpaid losses and loss expenses                            15,161,820               13,202,736

Deposit liabilities and policy benefit reserves             6,160,554                4,889,996

Notes payable and debt                                      1,898,959                1,877,957

Total shareholders' equity                                  7,401,210                6,569,589

Book value per ordinary share                                  $50.15                   $44.48

                                 XL CAPITAL LTD

                                 RECONCILIATION

The following is a reconciliation of the Company's net income to `net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax' for the three and nine months ended September 30, 2003 and 2002 (in millions except per share amounts):


                                                                     THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                         SEPTEMBER 30                     SEPTEMBER 30
                                                                          (Unaudited)                      (Unaudited)
                                                                    2003              2002             2003             2002
                                                                    ----              ----             ----             ----

Net income available to ordinary shareholders                       $99.0            $184.1           $686.5           $181.8

Net realized losses (gains) on
   investments, net of tax                                            7.3              28.0            (74.8)           245.8
Net realized and unrealized losses on investment
   derivatives, net of tax                                           16.1               2.7              7.5             12.5
Net realized and unrealized losses on credit derivatives,
   net of tax                                                         1.7               1.8             23.7             10.5
                                                                 ------------------------------------------------------------

Net income excluding net realized gains and losses on
   investments and net realized and unrealized gains and
   losses on credit and investment derivative instruments,
   net of tax                                                      $124.1            $216.6           $642.9           $450.6
                                                                 ------------------------------------------------------------

PER ORDINARY SHARE RESULTS:

Net income available to ordinary  shareholders                      $0.71             $1.34            $4.97            $1.32
                                                                 ============================================================

Net income excluding net realized gains and losses on
   investments and net realized and unrealized gains and
   losses on credit and investment derivative instruments,
   net of tax                                                       $0.90             $1.58            $4.65            $3.28
                                                                 ============================================================

WEIGHTED AVERAGE ORDINARY SHARES
  OUTSTANDING:
Basic                                                               136.8             135.8            136.7            135.6
Diluted                                                             138.4             137.3            138.2            137.3

COMMENT ON REGULATION G

This press release contains the presentation of `net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivatives, net of tax'. This presentation is a "non-GAAP financial measure" as defined in Regulation G. The reconciliation of such measure to net income (the most directly comparable GAAP financial measure) in accordance with Regulation G is included above.

XL presents its operations in the way it believes will be most meaningful and useful to investors, analysts, rating agencies and others who use XL's financial information in evaluating XL's performance. This presentation includes the use of `net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivatives, net of tax'. Investment derivatives include all derivatives entered into by XL other than weather and energy and credit derivatives (discussed further below).

Although the investment of premiums to generate income (or loss) and realized capital gains (or losses) is an integral part of XL's operations, the determination to realize capital gains (or losses) is independent of the underwriting process. In addition, under applicable GAAP accounting requirements, losses can be created as the result of other than temporary declines in value without actual realization. In this regard, certain users of XL's financial information, including certain rating agencies, evaluate earnings before tax and capital gains to understand the profitability of the recurring sources of income without the effects of these two variables. Furthermore, these users believe that, for many companies, the timing of the realization of capital gains is largely opportunistic and are a function of economic and interest rate conditions. In addition, with respect to credit derivatives, because XL generally holds its financial guarantee contracts written in credit default derivative form to maturity, the net effects of the changes in fair value of these credit derivatives are excluded (similar with other companies in the financial guarantee business) as the changes in fair value each quarter are not indicative of underlying business performance of XL's financial guarantee operations. Unlike these credit derivatives, XL's weather and energy derivatives are actively traded (i.e, they are not held to maturity) and are, therefore, not excluded from net income as any gains or losses from this business are considered by management when evaluating and managing the underlying business.

In summary, XL evaluates the performance of and manages its business to produce an underwriting profit. In addition to presenting net income, XL believes that showing net income exclusive of the items mentioned above enables investors and other users of XL's financial information to analyze XL's performance in a manner similar to how management of XL analyzes performance. In this regard, XL believes that providing only a GAAP presentation of net income makes it much more difficult for users of XL's financial information to evaluate XL's underlying business. Also, as stated above, XL believes that the equity analysts and certain rating agencies who follow XL (and the insurance industry as a whole) exclude these items from their analyses for the same reasons and they request that XL provide this non-GAAP financial information on a regular basis.